UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2024

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 14, 2024, La Rosa Holdings Corp., a Nevada corporation (the “Company”), filed a Current Report on Form 8-K (the “Initial Filing”) to report acquisition of 49% of the membership interests (the “Membership Interests”) of La Rosa Realty Premier, LLC. This Form 8-K/A amends Item 2.01 of the Initial Filing to correct a typographical error and state correctly that the purchase price for the Membership Interests was settled by 354,428 unregistered shares of the Company’s common stock (instead of 379,428 shares indicated in Item 2.01 of the Initial Filing) to the Selling Member (as defined below). This Form 8-K/A also amends Item 3.02 of the Initial Filing to correct a typographical error and state correctly that the Company issued an aggregated of 379,428 unregistered shares of the Company’s common stock (instead of 404,428 shares indicated in Item 3.02 of the Initial Filing) to the Selling Member and his designee. This Form 8-K/A does not amend any other item of the Initial Filing, and all other information previously reported in or filed with the Initial Filing is hereby incorporated by reference to this Form 8-K/A.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 11, 2024, La Rosa Holdings Corp., a Nevada corporation (the “Company”), consummated its acquisition of 49% of the membership interests (the “Membership Interests”) of La Rosa Realty Premier, LLC, a Florida limited liability company, a subsidiary and a franchisee of the Company (“Realty Premier”), pursuant to that certain membership interest purchase agreement, dated November 11, 2024 (the “Purchase Agreement”), by and among the Company, Realty Premier and the selling member of (the “Selling Member”) of Realty Premier (the “Transaction”).

The purchase price for the Membership Interests was $322,514.1, which was settled by the issuance of 354,428 unregistered shares of the Company’s common stock to the Selling Member and 25,000 unregistered shares of the Company’s common stock to the Selling Member’s designee based on $0.85 per share, the closing price of the Company’s common stock reported by The Nasdaq Stock Market, LLC for the previous trading day. The shares issued as consideration for the acquisition of the Membership Interests are referred to as the “Purchase Shares.”

Concurrently with the Transaction, on November 11, 2024, the Selling Member and his designee entered into a lock-up/leak-out agreements (the “Lock-up Agreements”) with the Company pursuant to which the Selling Member and his designee may not sell more than one-twelfth of their Purchase Shares per calendar month during the one year period commencing after the six-month holding period under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to applicable securities laws.

The foregoing summaries of the Purchase Agreement and the Lock-up Agreements purport to be summaries only and are qualified in their entireties by reference to such agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As disclosed under Item 2.01 of this Form 8-K, on November 11, 2024, the Company issued an aggregated of 379,428 unregistered shares of the Company’s common stock to the Selling Member and his designee pursuant to the Purchase Agreement.

The Company issued the foregoing shares of common stock pursuant to the exemption from the registration requirements of the Securities Act available to the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2025	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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